As filed with the Securities and Exchange Commission on December 31, 2013

Registration No. 333-192504

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 2 TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BIO-KEY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	3576	41-1741861
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
incorporation or organization)	Classification Code Number)

3349 Highway 138, Building A, Suite E
Wall, NJ 07719
(732) 359-1100
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Michael W. DePasquale
Chief Executive Officer
BIO-Key International, Inc.
3349 Highway 138, Building A, Suite E
Wall, NJ 07719
(732) 359-1100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Vincent A. Vietti

Sean F. Reid

Fox Rothschild LLP

997 Lenox Drive, Building 3

Lawrenceville, NJ 08648

(609) 896-3600

i

Approximate date of commencement of proposed sale to the public: As soon as practicable following the effectiveness of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☒

 EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form S-1, File No. 333-192504, of BIO-key International, Inc. (the “Registrant”) is being filed solely to include a reference to the legal opinion filed in connection with the Registrant’s Registration Statement on Form S-1, File No. 333-190200, which was first filed on July 26, 2013, as amended. Accordingly, Part I of the form of prospectus has been omitted from this filing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses incurred by us in connection with the sale of the common stock being registered by this registration statement. All amounts shown are estimates, except for the Securities and Exchange Commission (“SEC”) registration fee.

SEC registration fee	$1,145
Printing and engraving expenses	1,000
Accounting fees and expenses	5,000
Legal fees and expenses	20,000
Miscellaneous expenses	1,000

Total	$28,145

ITEM 14.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact of their prior or current service to the corporation as a director or officer, in accordance with the provisions of Section 145, which are sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”). The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

Our certificate of incorporation, as amended, provides that, unless otherwise required under applicable law, (1) a director shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, and (2) we shall indemnify any director or officer made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact of such person’s current or prior service as a director or officer of the Company, any predecessor of the Company or any other enterprise per the Company’s or any predecessor to the Company’s request.

Our bylaws provide that (a) we shall indemnify and hold harmless our directors and officers to the maximum extent and in the manner permitted by the DGCL against expenses (including attorneys’ fees) reasonably incurred in connection with any proceeding, whether civil, criminal, administrative or investigative, arising by reason of the fact that such person is or was an agent of the corporation, (b) we shall advance expenses incurred by any director or officer prior to the final disposition of any proceeding to which the director or officer was or is or is threatened to be made a party promptly following a request therefore, subject to certain limited requirements, and (c) the rights conferred in our Bylaws are not exclusive.

We have also obtained insurance policies covering our directors and officers with respect to certain liabilities, including liabilities arising under the Securities Act.

ITEM 15.     RECENT SALES OF UNREGISTERED SECURITIES

Over the past several years, we have issued and sold the following securities without registration under the Securities Act:

On December 31, 2010, we entered into a Securities Exchange Agreement with The Shaar Fund Ltd. (“Shaar”) and Thomas J. Colatosti, a member of our board of directors, pursuant to which these investors agreed to exchange all of their outstanding shares of our Series D Convertible Preferred Stock, including all accrued and unpaid dividends thereon, and the 7% Convertible Promissory Note dated as of December 28, 2009 issued by us to each of these investors, for new non-convertible 7% Secured Promissory Notes in the aggregate original principal amount of $3,508,563. We also exchanged all existing 5,108,333 warrants previously issued by us to Shaar for a new five-year warrant to allow Shaar to purchase up to an aggregate of 8,000,000 shares of our common stock at an initial exercise price of $0.30 per share. The securities were issued to accredited investors in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

On February 26, 2013, we issued 4,026,935 shares of common stock to DRNC Holdings, Inc. for an aggregate purchase price of $402,963. On February 26, 2013, we also issued 5,000,000 shares of common stock to a limited number of investors for an aggregate purchase price of $500,000. The securities were issued to accredited investors in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

On July 23, 2013, we issued 3,500,006 units consisting of 3,500,006 shares of common stock and warrants to purchase an additional 3,500,006 shares of common stock for an aggregate purchase price of $1,050,000. Each unit consists of one share of common stock and a warrant to purchase one share of common stock. Each warrant is immediately exercisable at an exercise price of $0.40 per share and expires five years after the date of grant. The securities were issued to accredited investors in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

Between October 25, 2013 and November 8, 2013, we issued to certain private investors 24,647,337 units consisting of 24,647,337 shares of our common stock and warrants to purchase an additional 24,647,337 shares of our common stock for an aggregate purchase price of $3,082,100. Each unit had a purchase price of $0.15 and consisted of one share of common stock and one warrant. Each warrant is immediately exercisable at an exercise price of $0.25 per share and expires three years after the date of grant. In connection with our October 2013 private offering, we issued 412,067 shares of our common stock as a result of certain anti-dilution rights held by certain investors in our July 2013 private offering. The securities were issued to accredited investors in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder directly by us without engaging in any advertising or general solicitation of any kind. Pursuant to a placement agency letter agreement, we paid the placement agent cash commissions equal to 8% of the gross proceeds of the offering and agreed to reimburse the placement agent for its reasonable out of pocket expenses. In addition, we issued warrants to the placement agent to purchase an aggregate of 1,971,786 shares of common stock. The Placement Agent Warrants have substantially the same terms as the warrants issued to the investors, except the placement agent warrants are immediately exercisable on a cashless basis.

We have issued options to our directors and executive officers. A description of these securities is set forth under the section entitled “Executive Compensation”. These securities were issued to a limited number of accredited investors in private placement transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

ITEM 16.     EXHIBITS

The following exhibits are filed as part of this registration statement:

Exhibit No.	Exhibit

3.1	Certificate of Incorporation of BIO-key International, Inc., a Delaware corporation (incorporated by reference to Exhibit 3.1 to the current report on Form 8-K, filed with the SEC on January 5, 2005)

3.2	Bylaws (incorporated by reference to Exhibit 3.3 to the current report on Form 8-K, filed with the SEC on January 5, 2005)

3.3	Certificate of Designation of Series A 7% Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to the current report on Form 8-K, filed with the SEC on January 5, 2005)

3.4	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Appendix A to the definitive proxy statement, filed with the SEC on January 18, 2006)

3.5	Certificate of Designation of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 99.6 to the current report on Form 8-K, filed with the SEC on January 25, 2006)

3.6	Certificate of Designation of Series C Convertible Preferred Stock (incorporated by reference to Exhibit 99.4 to the current report on Form 8-K, filed with the SEC on August 16, 2006)

3.7	Certificate of Designation of Series D 7% Convertible Preferred Stock (incorporated by reference to Exhibit 3.7 to the annual report on Form 10-K, filed with the SEC on March 26, 2010)

4.1	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the registration statement on Form SB-2, File No. 333-16451)

5.1	Opinion of Fox Rothschild LLP (incorporated by reference to Exhibit 5.1 to the registration statement on Form S-1, File No. 333-192504, filed with the SEC on November 22, 2013)

5.2	Opinion of Fox Rothschild LLP (incorporated by reference to Exhibit 5.1 to the registration statement on Form S-1, File No. 333-190200, filed with the SEC on July 26, 2013)

10.1	SAC Technologies, Inc. 1999 Stock Option Plan (incorporated by reference to Exhibit 10.24 to the annual report on Form 10-KSB, filed with the SEC on April 14, 2000)

10.2

Employment Agreement by and between BIO-key International, Inc. and Mira LaCous dated November 20, 2001 (incorporated by reference to Exhibit 10.39 to the current report on Form 8-K, filed with the SEC on January 22, 2002)

10.3

BIO-key International, Inc. 2004 Stock Incentive Plan (incorporated by reference to Exhibit 10.48 to amendment no. 1 the registrant’s registration statement on Form SB-2, File No. 33-120104, filed with the SEC on December 14, 2004)

10.4

Option to Purchase 50,000 and 65,241 Shares of Common Stock issued to Thomas J. Colatosti (incorporated by reference to Exhibit 10.76 to the annual report on Form 10-K, filed with the SEC on March 11, 2009)

10.5	Options to Purchase 100,000 and 130,481 Shares of Common Stock issued to Jeff May (incorporated by reference to Exhibit 10.77 to the annual report on Form 10-K, filed with the SEC on March 11, 2009)

10.6

Options to Purchase 50,000 and 32,620 Shares of Common Stock issued to Charles Romeo (incorporated by reference to Exhibit 10.78 to the annual report on Form 10-K, filed with the SEC on March 11, 2009)

10.7

Options to Purchase 50,000 and 48,930 Shares of Common Stock issued to John Schoenherr incorporated by reference to Exhibit 10.79 to the annual report on Form 10-K, filed with the SEC on March 11, 2009)

10.8	Option to Purchase 500,000 Shares of Common Stock issued to Michael W. DePasquale (incorporated by reference to Exhibit 10.84 to the annual report on Form 10-K, filed with the SEC on March 11, 2009)

10.9	Option to Purchase 50,000 Shares of Common Stock issued to Thomas J. Colatosti (incorporated by reference to Exhibit 10.85 to the annual report on Form 10-K, filed with the SEC on March 11, 2009)

10.10	Options to Purchase 50,000 and 25,000 Shares of Common Stock issued to Jeff May (incorporated by reference to Exhibit 10.86 to the annual report on Form 10-K, filed with the SEC on March 11, 2009)

10.11	Option to Purchase 50,000 Shares of Common Stock issued to Charles Romeo (incorporated by reference to Exhibit 10.87 to the annual report on Form 10-K, filed with the SEC on March 11, 2009)

10.12	Option to Purchase 100,000 Shares of Common Stock issued to John Schoenherr (incorporated by reference to Exhibit 10.88 to the annual report on Form 10-K, filed with the SEC on March 11, 2009)

10.13

Warrant to Purchase 250,000 shares of Common Stock issued to Thomas J. Colatosti on December 28, 2009 (incorporated by reference to Exhibit 10.89 to the annual report on Form 10-K, filed with the SEC on March 26, 2010)

10.14

Convertible Note, dated as of December 28, 2009, by and between the Company and The Shaar Fund Ltd. (incorporated by reference to Exhibit 10.90 to the annual report on Form 10-K, filed with the SEC on March 26, 2010)

10.15

Convertible Note dated as of December 28, 2009, by and between the Company and Thomas J. Colatosti (incorporated by reference to Exhibit 10.91 to the annual report on Form 10-K, filed with the SEC on March 26, 2010)

10.16

Compensation Agreement, dated January 12, 2010, by and between the Company and Mr. Colatosti (incorporated by reference to Exhibit 10.92 to the annual report on Form 10-K, filed with the SEC on March 26, 2010)

10.17

Employment Agreement, effective March 25, 2010, by and between the Company and Michael W. DePasquale (incorporated by reference to Exhibit 10.93 to the annual report on Form 10-K, filed with the SEC on March 26, 2010)

10.18

Omnibus Amendment and Waiver Agreement, dated as of December 30, 2010, by and between the Company and InterAct911 Mobile Systems, Inc., and SilkRoad Equity, LLC (incorporated by reference to Exhibit 10.40 to the annual report on Form 10-K, filed with the SEC on March 23, 2011)

10.19

Securities Exchange Agreement, dated as of December 31, 2010, by and between the Company and The Shaar Fund Ltd., and Thomas J. Colatosti (incorporated by reference to Exhibit 10.40 to the annual report on Form 10-K, filed with the SEC on March 23, 2011)

10.20

Security and Subordination Agreement, dated as of December 31, 2010, by and between the Company and The Shaar Fund Ltd., and Thomas J. Colatosti (incorporated by reference to Exhibit 10.42 to the annual report on Form 10-K, filed with the SEC on March 23, 2011)

10.21

Warrant to purchase 8,000,000 shares of Common Stock issued to The Shaar Fund Ltd. on December 31, 2010 (incorporated by reference to Exhibit 10.43 to the annual report on Form 10-K, filed with the SEC on March 23, 2011)

10.22

Secured Note, dated as of December 31, 2010, by and between the Company and The Shaar Fund Ltd. (incorporated by reference to Exhibit 10.44 to the annual report on Form 10-K, filed with the SEC on March 23, 2011)

10.23

Secured Note, dated as of December 31, 2010, by and between the Company and Thomas J. Colatosti (incorporated by reference to Exhibit 10.55 to the annual report on Form 10-K, filed with the SEC on March 23, 2011)

10.24

Note Amendment and Extension Agreement, effective as of December 31, 2012, by and between the Company and Thomas J. Colatosti (incorporated by reference to Exhibit 10.24 to the annual report on Form 10-K, filed with the SEC on April 1, 2013)

10.25

Note Purchase Agreement, dated February 26, 2013, by and between the Company and DRNC Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the quarterly report on Form 10-Q, filed with the SEC on May 15, 2013)

10.26	Senior Secured Term Promissory Note, dated February 26, 2013 (incorporated by reference to Exhibit 10.2 to the quarterly report on Form 10-Q, filed with the SEC on May 15, 2013)

10.27

Securities Purchase Agreement, dated February 26, 2013, by and between the Company and DRNC Holdings, Inc. (incorporated by reference to Exhibit 10.3 to the quarterly report on Form 10-Q, filed with the SEC on May 15, 2013)

10.28

Form of Securities Purchase Agreement, dated February 26, 2013, by and between the Company and certain investors (incorporated by reference to Exhibit 10.4 to the quarterly report on Form 10-Q, filed with the SEC on May 15, 2013)

10.29	Form of Securities Purchase Agreement, dated July 23, 2013, by and between the Company and certain investors
(incorporated by reference to Exhibit 10.29 to the registration statement on Form S-1, filed with the SEC on July 26, 2013)

10.30	Form of Warrant (incorporated by reference to Exhibit 10.29 to the registration statement on Form S-1, filed with the SEC on July 26, 2013)

10.31

Form of Securities Purchase Agreement by and between the Company and certain investors dated October 25, 2013 and November 8, 2013 (incorporated by reference to Exhibit 10.1 to the quarterly report on Form 10-Q, filed with the SEC on November 14, 2013)

10.32	Form of Investor Warrant (incorporated by reference to Exhibit 10.1 to the quarterly report on Form 10-Q, filed with the SEC on November 14, 2013)

10.33

Form of Registration Rights Agreement by and between the Company and certain investors dated October 25, 2013 and November 8, 2013 (incorporated by reference to Exhibit 10.1 to the quarterly report on Form 10-Q, filed with the SEC on November 14, 2013)

10.34

Form of Supplement to Securities Purchase Agreement by and between the Company and certain investors dated November 8, 2013 (incorporated by reference to Exhibit 10.1 to the quarterly report on Form 10-Q, filed with the SEC on November 14, 2013)

21.1	List of subsidiaries of Bio-key International, Inc. (incorporated by reference to Exhibit 10.29 to the registration statement on Form S-1, filed with the SEC on July 26, 2013)

23.1	Consent of Rotenberg Meril Solomon Bertiger & Guttilla P.C. (incorporated by reference to Exhibit 23.1 to the registration statement on Form S-1, filed with the SEC on December 27, 2013)

23.2	Consent of Fox Rothschild LLP (incorporated by reference to Exhibit 5.1 to the registration statement on Form S-1, File No. 333-192504, filed with the SEC on November 22, 2013)

23.3	Consent of Fox Rothschild LLP (incorporated by reference to Exhibit 5.1 to the registration statement on Form S-1, File No. 333-190200, filed with the SEC on July 26, 2013)

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the registration statement on Form S-1, File No. 333-192504, filed with the SEC on November 22, 2013)

101.INS	XBRL Instance (incorporated by reference to Exhibit 24.1 to the registration statement on Form S-1, File No. 333-192504, filed with the SEC on November 22, 2013)

101.SCH	XBRL Taxonomy Extension Schema (incorporated by reference to Exhibit 24.1 to the registration statement on Form S-1, File No. 333-192504 filed with the SEC on November 22, 2013)

101.CAL	XBRL Taxonomy Extension Calculation (incorporated by reference to Exhibit 24.1 to the registration statement on Form S-1, File No. 333-192504, filed with the SEC on November 22, 2013)

101.DEF	XBRL Taxonomy Extension Definition (incorporated by reference to Exhibit 24.1 to the registration statement on Form S-1, File No. 333-192504, filed with the SEC on November 22, 2013)

101.LAB	XBRL Taxonomy Extension Labels (incorporated by reference to Exhibit 24.1 to the registration statement on Form S-1, File No. 333-192504, filed with the SEC on November 22, 2013)

101.PRE	XBRL Taxonomy Extension Presentation (incorporated by reference to Exhibit 24.1 to the registration statement on Form S-1, File No. 333-192504, filed with the SEC on November 22, 2013)

ITEM 17.     UNDERTAKINGS

(a)           The undersigned registrant hereby undertakes:

(1)           to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)         to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)           that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wall, State of New Jersey, on December 31, 2013.

BIO-KEY INTERNATIONAL, INC.

By:	/s/ Michael W. DePasquale
Michael W. DePasquale
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael W. DePasquale	Chief Executive Officer and Director	December 31, 2013
Michael W. DePasquale	(Principal Executive Officer)

/s/ Cecilia Welch	Chief Financial Officer	December 31, 2013
Cecilia Welch	(Principal Financial and Accounting Officer)

/s/ Thomas J. Colatosti*	Chairman of the Board of Directors	December 31, 2013
Thomas J. Colatosti

/s/ Jeffrey J. May*	Director	December 31, 2013
Jeffrey J. May

s/ Charles P. Romeo*	Director	December 31, 2013
Charles P. Romeo

/s/ John Schoenherr*	Director	December 31, 2013
John Schoenherr

 * Executed by Michael W. DePasquale, pursuant to the power of attorney filed as Exhibit 24.1 with the SEC on November 22, 2013.